Exhibit 23.1

CONSENT OF MALONEBAILEY, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ener1, Inc.
Fort Lauderdale, Florida

We consent to the incorporation by reference in the Registration Statement of Ener1, Inc. on Form S-8 (File Nos. 333-148980, 333-112583 and 333-112581) and S-3 (File No. 333-156609) of our report dated March 12, 2009 as updated on January 19, 2010 with respect to the audited consolidated financial statements of Ener1, Inc. for the year ended December 31, 2008.

MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

March 11, 2010